UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2005

XENOGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32239	77-0412269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 Atlantic Avenue, Alameda, California		94501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 291-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2005, Xenogen Corporation (“Xenogen”, the “Company”, “we”, “us” or “our”) and Spectral Instruments, Inc. (“Spectral”) signed an Addendum to CCD Camera Manufacture and Supply Agreement (the “Addendum”) . The Addendum amends the CCD Camera Manufacture and Supply Agreement between Xenogen and Spectral dated April 9, 2003 (the “Agreement”). The Agreement is filed as Exhibit 10.16 to our Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on July 14, 2004.

Pursuant to the Agreement, Spectral supplies us with camera components (the “Original Products”) included in certain of our IVIS® Imaging Systems. Pursuant to the Addendum, Xenogen and Spectral have agreed to amendments and additions to the Agreement, including:

•	Spectral’s agreement to supply additional camera components (the “Additional Products”) included in certain of our IVIS® Imaging Systems;

•	Product specification, pricing and warranty terms relating to the Additional Products;

•	A decrease in the duration of Agreement renewal terms and length of purchase orders from eighteen months to twelve months; and

•	Pricing for the Original Products during the current renewal term.

Other than the Agreement and the Addendum, there are no material relationships between Xenogen or our affiliates and Spectral.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOGEN CORPORATION
a Delaware corporation

Date: April 26, 2005	By:	/s/ WILLIAM A. ALBRIGHT, JR.
William A. Albright, Jr.
Senior Vice President and
Chief Financial Officer